Exhibit 99.1

NEWS RELEASE

For more information:
Investors: Joseph B. Selner, Chief Financial Officer, 920-491-7120
Media: Janet L. Ford, SVP Public Relations Director, 414-278-1890

Associated Banc-Corp Reports First Quarter 2010 Results
•	$500 million common stock offering results in tangible common equity ratio of 7.73% compared to 5.79% at December 31, 2009

•	At March 31, 2010, the Company’s Tier 1 capital to total average assets ratio was 10.57% and total capital to risk-weighted assets ratio was 18.15%

•	Provision for loan losses of $165.3 million, with net charge offs of $163.3 million

•	Net loss to common shareholders of $33.8 million, or $0.20 per share, for the quarter ended March 31, 2010
GREEN BAY, Wis. – April 22, 2010 – Associated Banc-Corp (NASDAQ: ASBC) today reported a net loss to common shareholders of $33.8 million, or $0.20 per common share, for the quarter ended March 31, 2010. This compares to net income of $35.4 million, or $0.28 per common share, for the quarter ended March 31, 2009.
On January 15, 2010, the Company completed a $500 million common equity offering, resulting in a net increase in the Company’s equity capital of approximately $478 million and a 44.8 million increase in the number of common shares outstanding. As a result of the successful capital raise, the Company’s tangible common equity ratio was 7.73% at March 31, 2010 compared to 5.79% at December 31, 2009.
At March 31, 2010, the Company’s Tier 1 capital to total average assets ratio was 10.57% and total capital to risk-weighted assets ratio was 18.15%. These capital ratios far exceed the criteria for “well capitalized” banks and requirements by banking regulators.
“Our successful capital raise during the quarter positions our company well and provides us with additional flexibility as we manage through this credit cycle and focus on our strategic priorities,” said President and CEO Philip B. Flynn. “As anticipated, first quarter results were impacted by our continuing efforts to address our credit challenges, particularly in the construction and commercial real estate segments of our loan portfolio.”
CREDIT QUALITY
Credit-related charges of $165.7 million for the first quarter of 2010 were down from $405.3 million for the fourth quarter of 2009. First quarter credit-related charges were comprised of a $165.3 million provision for loan losses and a $0.4 million increase in the reserve for losses on unfunded commitments. Net charge offs for the quarter were $163.3 million. This compares to net charge offs of $233.8 million for the fourth quarter of 2009.
- more -

ASSOCIATED REPORTS FIRST QUARTER 2010 RESULTS	PAGE 2
Total nonperforming loans increased $88.1 million during the quarter to $1.210 billion at March 31, 2010, with commercial real estate and construction-related nonperforming loans increasing $123.6 million to $844.4 million. Potential problem loans declined $227.8 million during the quarter to $1.368 billion at March 31, 2010, with potential problem loans in the commercial real estate and construction segments of the Company’s loan portfolio declining $160.7 million to $828.5 million.
The Company’s allowance for loan losses rose to $575.6 million, or 4.33% of total loans, at March 31, 2010 primarily due to an $829.3 million decline in the Company’s loan portfolio balance during the quarter. This compares to an allowance for loan losses as a percent of total loans of 4.06% at December 31, 2009 and 1.97% at March 31, 2009.
LOANS AND DEPOSITS
At March 31, 2010, the Company’s loan portfolio was $13.3 billion, down 5.9% from $14.1 billion at December 31, 2009, and down 16.5% from $15.9 billion at March 31, 2009, as declines were experienced in all segments of the portfolio during the first quarter of 2010.
Total deposits were $17.5 billion at March 31, 2010, up 4.6% from $16.7 billion at December 31, 2009, and up 10.2% from $15.9 billion at March 31, 2009. During the first quarter of 2010, a combined decrease of $411.7 million occurred in interest bearing and noninterest bearing demand accounts, which was more than offset by a $716.2 million increase in money market deposits, primarily from institutional depositors, and a $600.2 million increase in brokered CDs. This compares to a $1.3 billion combined increase in interest-bearing and noninterest demand account balances and a $1.1 billion increase in money market deposits year-over-year, which were offset by a $839.5 million decline in time deposit (brokered and customer combined) balances.
NET INTEREST INCOME AND NET INTEREST MARGIN
Net interest income for the first quarter ended March 31, 2010 was $169.2 million compared to $178.4 million for the fourth quarter of 2009 and $189.3 million for the first quarter of 2009. The Company’s net interest margin was 3.35% for the first quarter 2010, down 24 basis points from 3.59% for both the quarter ended December 31, 2009 and quarter ended March 31, 2009. The net interest margin was impacted by two factors during the quarter. First, an increase in the Company’s liquidity position resulted in a 19 basis point reduction in net interest margin during the quarter. Second, increased levels of nonaccrual loans for the quarter resulted in a 4 basis point reduction in the net interest margin.
NONINTEREST INCOME AND EXPENSE
Noninterest income for the quarter ended March 31, 2010 was $98.0 million, up $13.3 million from $84.7 million for the fourth quarter of 2009, and up $9.0 million from $89.0 million for the first quarter of 2009. The increase from the quarter ended December 31, 2009 was primarily due to a $23.6 million gain on the sale of $538.3 million of investment securities during the first quarter of 2010, which was partially offset by a $4.7 million decline in core fee-based revenues and a $3.8 million decline in mortgage banking income. The increase over the first quarter 2009 was primarily due to a $13.0 million higher gain on sale of investments in the first quarter of 2010 compared to the first quarter of 2009.
- more -

ASSOCIATED REPORTS FIRST QUARTER 2010 RESULTS	PAGE 3
Core fee-based revenue remained relatively strong at $62.1 million for the first quarter of 2010, compared to $66.8 million for the fourth quarter of 2009 and $61.4 million for the first quarter of 2009. The reduction in first quarter core fee-based revenue from the prior quarter was due to lower levels of consumer fee-based deposit activity, as overdraft and debit card fees declined a total of $4.2 million.
Mortgage loans originated for sale during the first quarter of 2010 were $454.7 million compared to $671.3 million for the fourth quarter of 2009, and a record $1.080 billion for the first quarter of 2009. Net mortgage banking income totaled $5.4 million for the first quarter of 2010, down $3.8 million from the fourth quarter of 2009, and up $1.1 million from the first quarter of 2009. First quarter 2010 net mortgage banking income included a $0.9 million valuation recovery related to mortgage servicing rights, compared to a valuation recovery of $0.7 million in the fourth quarter of 2009, and a $12.3 million valuation charge in the first quarter of 2009.
Total noninterest expense for the first quarter of 2010 was $151.9 million, down $7.1 million from $159.0 million in the fourth quarter of 2009, and up $10.6 million from $141.3 million in the first quarter of 2009. The decrease over the fourth quarter of 2009 was primarily due to a $0.4 million increase in the reserve for unfunded commitments in the first quarter of 2010 compared to $10.5 million in the fourth quarter of 2009. Personnel expenses increased $6.7 million over the prior quarter due to the resetting of payroll tax and incentive accruals, and $2.2 million increase in FDIC expense on higher deposit balances. These increases were offset by decreases in several other expense categories, most notably in legal and professional fees, which were down $3.6 million, and foreclosure/OREO costs, down $3.1 million from the prior quarter. The $10.6 million increase over the first quarter of 2009 was mainly due to $6.1 million higher FDIC expense, and $2.7 million higher foreclosure/OREO costs.
CONFERENCE CALL
Senior management will host a conference call for investors and analysts at 4 p.m. Central Time (CT) on Thursday, April 22, 2010. The toll-free dial-in number for the live call is 877-941-4774. The number for international callers is 480-629-9760. Participants should ask the operator for the Associated Banc-Corp first quarter 2010 earnings call, or for call ID number 4277482. A replay of the call will be available starting at 7 p.m. CT on April 22, 2010 through 11 p.m. CT on May 22, 2010 by calling 800-406-7325 domestically or 303-590-3030 internationally. The call ID number, 4277482, is required to access the replay.
ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified bank holding company with total assets of $23 billion. Associated has 290 banking offices serving approximately 160 communities in Wisconsin, Illinois, and Minnesota. The Company offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.associatedbank.com.
Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the Company’s Annual Report filed on Form 10-K as updated by Form 10-Q for the three months ended March 31, 2010.

Consolidated Balance Sheets (Unaudited)
Associated Banc-Corp

	March 31,	December 31,	Mar10 vs Dec09	March 31,	Mar10 vs Mar09
(in thousands)	2010	2009	% Change	2009	% Change

Assets
Cash and due from banks	$284,882	$770,816	(63.0%)	$378,645	(24.8%)
Interest-bearing deposits in other financial institutions	1,998,528	26,091	N/M	12,527	N/M
Federal funds sold and securities purchased under agreements to resell	19,220	23,785	(19.2%)	48,578	(60.4%)
Investment securities available for sale, at fair value	5,267,372	5,835,533	(9.7%)	5,314,617	(0.9%)
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	184,811	181,316	1.9%	181,205	2.0%
Loans held for sale	274,003	81,238	237.3%	355,077	(22.8%)
Loans	13,299,321	14,128,625	(5.9%)	15,917,952	(16.5%)
Allowance for loan losses	(575,573)	(573,533)	0.4%	(313,228)	83.8%

Loans, net	12,723,748	13,555,092	(6.1%)	15,604,724	(18.5%)
Premises and equipment, net	183,401	186,564	(1.7%)	187,685	(2.3%)
Goodwill	929,168	929,168	0.0%	929,168	0.0%
Other intangible assets, net	91,991	92,807	(0.9%)	72,965	26.1%
Other assets	1,150,512	1,191,732	(3.5%)	1,264,534	(9.0%)

Total assets	$23,107,636	$22,874,142	1.0%	$24,349,725	(5.1%)

Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$3,023,247	$3,274,973	(7.7%)	$2,818,088	7.3%
Interest-bearing deposits, excluding Brokered CDs	13,731,421	13,311,672	3.2%	12,132,610	13.2%
Brokered CDs	742,119	141,968	422.7%	922,491	(19.6%)

Total deposits	17,496,787	16,728,613	4.6%	15,873,189	10.2%
Short-term borrowings	575,564	1,226,853	(53.1%)	3,365,130	(82.9%)
Long-term funding	1,643,979	1,953,998	(15.9%)	1,961,604	(16.2%)
Accrued expenses and other liabilities	210,797	226,070	(6.8%)	252,633	(16.6%)

Total liabilities	19,927,127	20,135,534	(1.0%)	21,452,556	(7.1%)
Stockholders’ Equity
Preferred equity	511,910	511,107	0.2%	508,766	0.6%
Common stock	1,737	1,284	35.3%	1,284	35.3%
Surplus	1,564,536	1,082,335	44.6%	1,075,598	45.5%
Retained earnings	1,044,501	1,081,156	(3.4%)	1,287,687	(18.9%)
Accumulated other comprehensive income	59,744	63,432	(5.8%)	23,931	149.7%
Treasury stock	(1,919)	(706)	N/M	(97)	N/M

Total stockholders’ equity	3,180,509	2,738,608	16.1%	2,897,169	9.8%

Total liabilities and stockholders’ equity	$23,107,636	$22,874,142	1.0%	$24,349,725	(5.1%)

N/M=	Not meaningful

Consolidated Statements of Income (Unaudited)
Associated Banc-Corp

	For The Three Months Ended
	March 31,		Quarter
(in thousands, except per share amounts)	2010	2009	% Change

Interest Income
Interest and fees on loans	$159,291	$202,025	(21.2%)
Interest and dividends on investment securities and deposits in other financial institutions:
Taxable	47,918	50,903	(5.9%)
Tax-exempt	8,709	9,494	(8.3%)
Interest on federal funds sold and securities purchased under agreements to resell	22	63	(65.1%)

Total interest income	215,940	262,485	(17.7%)
Interest Expense
Interest on deposits	28,745	46,599	(38.3%)
Interest on short-term borrowings	2,026	5,154	(60.7%)
Interest on long-term funding	15,947	21,454	(25.7%)

Total interest expense	46,718	73,207	(36.2%)

Net Interest Income	169,222	189,278	(10.6%)
Provision for loan losses	165,345	105,424	56.8%

Net interest income after provision for loan losses	3,877	83,854	(95.4%)
Noninterest Income
Trust service fees	9,356	8,477	10.4%
Service charges on deposit accounts	26,059	27,205	(4.2%)
Card-based and other nondeposit fees	10,820	10,174	6.3%
Retail commissions	15,817	15,512	2.0%
Mortgage banking, net	5,407	4,267	26.7%
Capital market fees, net	130	2,626	(95.0%)
Bank owned life insurance income	3,256	5,772	(43.6%)
Asset sale losses, net	(1,641)	(1,107)	48.2%
Investment securities gains, net	23,581	10,596	122.5%
Other	5,253	5,455	(3.7%)

Total noninterest income	98,038	88,977	10.2%
Noninterest Expense
Personnel expense	79,355	77,098	2.9%
Occupancy	13,175	12,881	2.3%
Equipment	4,385	4,589	(4.4%)
Data processing	7,299	7,597	(3.9%)
Business development and advertising	4,445	4,737	(6.2%)
Other intangible amortization	1,253	1,386	(9.6%)
Legal and professional fees	2,795	4,241	(34.1%)
Foreclosure/OREO expense	7,729	5,013	54.2%
FDIC expense	11,829	5,775	104.8%
Other	19,594	17,947	9.2%

Total noninterest expense	151,859	141,264	7.5%

Income (loss) before income taxes	(49,944)	31,567	(258.2%)
Income tax benefit	(23,555)	(11,158)	111.1%

Net income (loss)	(26,389)	42,725	(161.8%)
Preferred stock dividends and discount	7,365	7,321	0.6%

Net income (loss) available to common equity	$(33,754)	$35,404	(195.3%)

Earnings (Loss) Per Common Share:
Basic	$(0.20)	$0.28	(171.4%)
Diluted	$(0.20)	$0.28	(171.4%)

Average Common Shares Outstanding:
Basic	165,842	127,839	29.7%
Diluted	165,842	127,845	29.7%

Consolidated Statements of Income (Unaudited) — Quarterly Trend
Associated Banc-Corp

(in thousands, except per share amounts)	1Q10	4Q09	3Q09	2Q09	1Q09

Interest Income
Interest and fees on loans	$159,291	$172,624	$183,264	$194,352	$202,025
Interest and dividends on investment securities and deposits in other financial institutions:
Taxable	47,918	48,567	46,873	46,688	50,903
Tax-exempt	8,709	8,987	8,498	8,819	9,494
Interest on federal funds sold and securities purchased under agreements to resell	22	32	16	51	63

Total interest income	215,940	230,210	238,651	249,910	262,485
Interest Expense
Interest on deposits	28,745	31,471	37,811	44,993	46,599
Interest on short-term borrowings	2,026	3,062	2,895	5,088	5,154
Interest on long-term funding	15,947	17,324	18,709	20,691	21,454

Total interest expense	46,718	51,857	59,415	70,772	73,207

Net Interest Income	169,222	178,353	179,236	179,138	189,278
Provision for loan losses	165,345	394,789	95,410	155,022	105,424

Net interest income (loss) after provision for loan losses	3,877	(216,436)	83,826	24,116	83,854
Noninterest Income
Trust service fees	9,356	9,906	9,057	8,569	8,477
Service charges on deposit accounts	26,059	29,213	30,829	29,671	27,205
Card-based and other nondeposit fees	10,820	12,359	11,586	11,858	10,174
Retail commissions	15,817	15,296	15,041	14,829	15,512

Total core fee-based revenue	62,052	66,774	66,513	64,927	61,368
Mortgage banking, net	5,407	9,227	(909)	28,297	4,267
Capital market fees, net	130	291	226	2,393	2,626
Bank owned life insurance income	3,256	3,310	3,789	3,161	5,772
Asset sale losses, net	(1,641)	(1,551)	(126)	(1,287)	(1,107)
Investment securities gains (losses), net	23,581	(395)	(42)	(1,385)	10,596
Other	5,253	7,078	5,858	5,835	5,455

Total noninterest income	98,038	84,734	75,309	101,941	88,977
Noninterest Expense
Personnel expense	79,355	72,620	73,501	81,171	77,098
Occupancy	13,175	12,170	11,949	12,341	12,881
Equipment	4,385	4,551	4,575	4,670	4,589
Data processing	7,299	7,728	7,442	8,126	7,597
Business development and advertising	4,445	4,443	3,910	4,943	4,737
Other intangible amortization	1,253	1,386	1,386	1,385	1,386
Legal and professional fees	2,795	6,386	3,349	5,586	4,241
Foreclosure/OREO expense	7,729	10,852	8,688	13,576	5,013
FDIC expense	11,829	9,618	8,451	18,090	5,775
Other	19,594	29,260	17,860	20,143	17,947

Total noninterest expense	151,859	159,014	141,111	170,031	141,264

Income (loss) before income taxes	(49,944)	(290,716)	18,024	(43,974)	31,567
Income tax expense (benefit)	(23,555)	(117,479)	2,030	(26,633)	(11,158)

Net income (loss)	(26,389)	(173,237)	15,994	(17,341)	42,725
Preferred stock dividends and discount	7,365	7,354	7,342	7,331	7,321

Net income (loss) available to common equity	$(33,754)	$(180,591)	$8,652	$(24,672)	$35,404

Earnings (Loss) Per Common Share:
Basic	$(0.20)	$(1.41)	$0.07	$(0.19)	$0.28
Diluted	$(0.20)	$(1.41)	$0.07	$(0.19)	$0.28

Average Common Shares Outstanding:
Basic	165,842	127,869	127,863	127,861	127,839
Diluted	165,842	127,869	127,863	127,861	127,845

Selected Quarterly Information
Associated Banc-Corp

(in thousands, except per share and full time
equivalent employee data)	1st Qtr 2010	4th Qtr 2009	3rd Qtr 2009	2nd Qtr 2009	1st Qtr 2009

Summary of Operations
Net interest income	$169,222	$178,353	$179,236	$179,138	$189,278
Provision for loan losses	165,345	394,789	95,410	155,022	105,424
Asset sale losses, net	(1,641)	(1,551)	(126)	(1,287)	(1,107)
Investment securities gains (losses), net	23,581	(395)	(42)	(1,385)	10,596
Noninterest income (excluding securities & asset gains)	76,098	86,680	75,477	104,613	79,488
Noninterest expense	151,859	159,014	141,111	170,031	141,264
Income (loss) before income taxes	(49,944)	(290,716)	18,024	(43,974)	31,567
Income tax expense (benefit)	(23,555)	(117,479)	2,030	(26,633)	(11,158)
Net income (loss)	(26,389)	(173,237)	15,994	(17,341)	42,725
Net income (loss) available to common equity	(33,754)	(180,591)	8,652	(24,672)	35,404
Taxable equivalent adjustment	6,034	6,188	5,938	6,150	6,544

Per Common Share Data
Net income (loss):
Basic	$(0.20)	$(1.41)	$0.07	$(0.19)	$0.28
Diluted	(0.20)	(1.41)	0.07	(0.19)	0.28
Dividends	0.01	0.05	0.05	0.05	0.32
Market Value:
High	$14.54	$13.00	$12.67	$19.00	$21.39
Low	11.48	10.37	9.21	12.50	10.60
Close	13.76	11.01	11.42	12.50	15.45
Book value	15.44	17.42	18.88	18.49	18.68
Tangible book value	9.90	9.93	11.38	10.97	11.15

Performance Ratios (annualized)
Earning assets yield	4.24%	4.59%	4.62%	4.70%	4.94%
Interest-bearing liabilities rate	1.11	1.24	1.36	1.57	1.61
Net interest margin	3.35	3.59	3.50	3.40	3.59
Return on average assets	(0.46)	(3.02)	0.27	(0.29)	0.71
Return on average equity	(3.40)	(23.72)	2.19	(2.40)	5.98
Return on average tangible common equity (1)	(8.17)	(50.16)	2.39	(6.88)	10.05
Efficiency ratio (2)	60.42	58.63	54.14	58.65	51.31
Effective tax rate (benefit)	(47.16)	(40.41)	11.26	(60.57)	(35.35)
Dividend payout ratio (3)	N/M	N/M	71.43	N/M	114.29

Average Balances
Assets	$23,151,767	$22,773,576	$23,362,954	$24,064,567	$24,255,783
Earning assets	21,075,408	20,499,225	21,063,016	21,847,267	21,959,077
Interest-bearing liabilities	16,970,884	16,663,947	17,412,341	18,125,389	18,457,879
Loans	13,924,978	14,605,107	15,248,895	16,122,063	16,430,347
Deposits	17,143,924	16,407,034	16,264,181	16,100,686	15,045,976
Wholesale funding	2,837,001	3,332,642	4,067,830	4,876,970	6,098,266
Common stockholders’ equity	2,633,680	2,387,534	2,394,410	2,400,664	2,391,325
Stockholders’ equity	3,145,074	2,898,132	2,904,210	2,909,700	2,899,603
Common stockholders’ equity/assets	11.38%	10.48%	10.25%	9.98%	9.86%
Stockholders’ equity / assets	13.58%	12.73%	12.43%	12.09%	11.95%

At Period End
Assets	$23,107,636	$22,874,142	$22,881,527	$24,013,567	$24,349,725
Loans	13,299,321	14,128,625	14,765,597	15,310,107	15,917,952
Allowance for loan losses	575,573	573,533	412,530	407,167	313,228
Goodwill	929,168	929,168	929,168	929,168	929,168
Mortgage servicing rights at fair value, net	64,190	63,753	61,066	59,762	39,754
Other intangible assets	27,801	29,054	30,440	31,826	33,211
Deposits	17,496,787	16,728,613	16,446,109	16,320,391	15,873,189
Wholesale funding	2,219,543	3,180,851	3,279,100	4,474,542	5,326,734
Stockholders’ equity	3,180,509	2,738,608	2,924,659	2,873,768	2,897,169
Stockholders’ equity / assets	13.76%	11.97%	12.78%	11.97%	11.90%
Tangible common equity / tangible assets (4)	7.73%	5.79%	6.64%	6.09%	6.10%
Tangible equity/tangible assets (5)	10.04%	8.12%	8.96%	8.30%	8.27%
Tier 1 risk-based capital ratio	16.40%	12.52%	13.14%	12.45%	11.93%
Tier 1 leverage ratio	10.57%	8.76%	9.35%	9.06%	9.06%
Total risk-based capital ratio	18.15%	14.24%	14.83%	14.35%	13.79%
Shares outstanding, end of period	172,880	127,876	127,864	127,861	127,860

Selected trend information
Average full time equivalent employees	4,777	4,802	5,004	5,116	5,143
Trust assets under management, at market value	$5,500,000	$5,300,000	$5,200,000	$5,000,000	$4,800,000
Mortgage loans originated for sale during period	454,746	671,305	638,229	1,335,175	1,079,732
Mortgage portfolio serviced for others	7,751,000	7,667,000	7,473,000	6,904,000	6,582,000
Mortgage servicing rights, net / Portfolio serviced for others	0.83%	0.83%	0.82%	0.87%	0.60%

N/M = Not meaningful.

(1)	Return on average tangible common equity = Net income available to common equity divided by average common equity excluding average goodwill and other intangible assets. This is a non-GAAP financial measure.

(2)	Efficiency ratio = Noninterest expense divided by sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains, net, and asset sales gains, net.

This is a non-GAAP financial measure.

(3)	Ratio is based upon basic earnings per common share.

(4)	Tangible common equity to tangible assets = Common stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets.

This is a non-GAAP financial measure.

(5)	Tangible equity to tangible assets = Stockholders’ equity excluding goodwill and other intangible assets divided by assets excluding goodwill and other intangible assets.

This is a non-GAAP financial measure.

Selected Asset Quality Information
Associated Banc-Corp

			Mar10 vs Dec09				Mar10 vs Mar09
(in thousands)	Mar 31, 2010	Dec 31, 2009	% Change	Sept 30, 2009	Jun 30, 2009	Mar 31, 2009	% Change
Allowance for Loan Losses
Beginning balance	$573,533	$412,530	39.0%	$407,167	$313,228	$265,378	116.1%
Provision for loan losses	165,345	394,789	(58.1%)	95,410	155,022	105,424	56.8%
Charge offs	(174,627)	(236,367)	(26.1%)	(92,340)	(63,325)	(60,174)	190.2%
Recoveries	11,322	2,581	338.7%	2,293	2,242	2,600	335.5%

Net charge offs	(163,305)	(233,786)	(30.1%)	(90,047)	(61,083)	(57,574)	183.6%

Ending balance	$575,573	$573,533	0.4%	$412,530	$407,167	$313,228	83.8%

Net Charge Offs

			Mar10 vs Dec09				Mar10 vs Mar09
	Mar 31, 2010	Dec 31, 2009	% Change	Sept 30, 2009	Jun 30, 2009	Mar 31, 2009	% Change
Commercial, financial & agricultural	$63,699	$42,940	48.3%	$57,480	$19,367	$35,890	77.5%
Commercial real estate	21,328	40,550	(47.4%)	4,449	8,382	2,858	646.3%
Real estate — construction	60,186	124,659	(51.7%)	12,837	16,249	3,452	N/M
Lease financing	774	261	196.6%	319	988	2	N/M

Total commercial	145,987	208,410	(30.0%)	75,085	44,986	42,202	245.9%
Home equity	11,769	16,503	(28.7%)	11,202	10,343	10,742	9.6%
Installment	2,222	2,099	5.9%	2,433	2,321	1,986	11.9%

Total retail	13,991	18,602	(24.8%)	13,635	12,664	12,728	9.9%
Residential mortgage	3,327	6,774	(50.9%)	1,327	3,433	2,644	25.8%

Total net charge offs	$163,305	$233,786	(30.1%)	$90,047	$61,083	$57,574	183.6%

Net Charge Offs to Average Loans

	Mar 31, 2010	Dec 31, 2009	Sept 30, 2009	Jun 30, 2009	Mar 31, 2009
Commercial, financial & agricultural	7.95%	4.90%	6.11%	1.91%	3.41%
Commercial real estate	2.30%	4.12%	0.45%	0.92%	0.32%
Real estate — construction	17.80%	31.85%	2.85%	3.07%	0.62%
Lease financing	3.41%	1.05%	1.19%	3.49%	0.01%

Total commercial	6.98%	9.15%	3.13%	1.82%	1.67%
Home equity	1.90%	2.54%	1.70%	1.52%	1.53%
Installment	0.98%	0.94%	1.13%	1.10%	0.94%

Total retail	1.66%	2.13%	1.56%	1.42%	1.39%
Residential mortgage	0.67%	1.27%	0.23%	0.53%	0.43%

Total net charge offs	4.76%	6.35%	2.34%	1.52%	1.42%

Credit Quality

			Mar10 vs Dec09				Mar10 vs Mar09
	Mar 31, 2010	Dec 31, 2009	% Change	Sept 30, 2009	Jun 30, 2009	Mar 31, 2009	% Change
Nonaccrual loans	$1,180,185	$1,077,799	9.5%	$845,320	$700,514	$433,246	172.4%
Loans 90 or more days past due and still accruing	6,353	24,981	(74.6%)	23,174	19,785	16,002	(60.3%)
Restructured loans	23,420	19,037	23.0%	17,256	13,089	2,927	N/M

Total nonperforming loans	1,209,958	1,121,817	7.9%	885,750	733,388	452,175	167.6%
Other real estate owned (OREO)	62,220	68,441	(9.1%)	60,010	51,633	54,883	13.4%

Total nonperforming assets	$1,272,178	$1,190,258	6.9%	$945,760	$785,021	$507,058	150.9%

Provision for loan losses	165,345	394,789	(58.1%)	95,410	155,022	105,424	56.8%
Net charge offs	163,305	233,786	(30.1%)	90,047	61,083	57,574	183.6%

Allowance for loan losses / loans	4.33%	4.06%		2.79%	2.66%	1.97%
Allowance for loan losses / nonperforming loans	47.57	51.13		46.57	55.52	69.27
Nonperforming loans / total loans	9.10	7.94		6.00	4.79	2.84
Nonperforming assets / total loans plus OREO	9.52	8.38		6.38	5.11	3.17
Nonperforming assets / total assets	5.51	5.20		4.13	3.27	2.08
Net charge offs / average loans (annualized)	4.76	6.35		2.34	1.52	1.42
Year-to-date net charge offs / average loans	4.76	2.84		1.75	1.47	1.42

Nonperforming loans by type:
Commercial, financial & agricultural	$180,182	$234,418	(23.1%)	$209,843	$187,943	$102,257	76.2%
Commercial real estate	356,853	307,478	16.1%	213,736	165,929	100,838	253.9%
Real estate — construction	487,552	413,360	17.9%	301,844	264,402	152,008	220.7%
Lease financing	29,466	19,506	51.1%	18,814	1,929	1,707	N/M

Total commercial	1,054,053	974,762	8.1%	744,237	620,203	356,810	195.4%
Home equity	47,231	44,257	6.7%	45,905	38,474	35,224	34.1%
Installment	7,059	7,577	(6.8%)	7,387	7,545	6,755	4.5%

Total retail	54,290	51,834	4.7%	53,292	46,019	41,979	29.3%
Residential mortgage	101,615	95,221	6.7%	88,221	67,166	53,386	90.3%

Total nonperforming loans	$1,209,958	$1,121,817	7.9%	$885,750	$733,388	$452,175	167.6%

Loans past due 30-89 days	$165,280	$240,755	(31.3%)	$175,492	$209,323	$245,854	(32.8%)
Potential Problem Loans

			Mar10 vs Dec09				Mar10 vs Mar09
	Mar 31, 2010	Dec 31, 2009	% Change	Sept 30, 2009	Jun 30, 2009	Mar 31, 2009	% Change
Commercial, financial & agricultural	$505,903	$563,836	(10.3%)	$481,034	$428,550	$365,069	38.6%
Commercial real estate	565,969	598,137	(5.4%)	588,013	462,103	280,479	101.8%
Real estate — construction	262,572	391,105	(32.9%)	462,029	481,467	347,968	(24.5%)
Lease financing	5,158	8,367	(38.4%)	9,572	24,934	2,938	75.6%

Total commercial	1,339,602	1,561,445	(14.2%)	1,540,648	1,397,054	996,454	34.4%
Home equity	7,446	13,400	(44.4%)	15,933	13,626	5,935	25.5%
Installment	1,103	1,524	(27.6%)	1,908	1,043	1,132	(2.6%)

Total retail	8,549	14,924	(42.7%)	17,841	14,669	7,067	21.0%
Residential mortgage	19,591	19,150	2.3%	15,414	14,448	13,030	50.4%

Total potential problem loans	$1,367,742	$1,595,519	(14.3%)	$1,573,903	$1,426,171	$1,016,551	34.5%

N/M — Not meaningful.

Net Interest Income Analysis — Taxable Equivalent Basis
Associated Banc-Corp

	Three months ended March 31, 2010			Three months ended March 31, 2009
	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate
Earning assets:
Loans: (1) (2) (3)
Commercial	$8,478,259	$89,895	4.29%	$10,227,260	$116,664	4.62%
Residential mortgage	2,019,855	25,471	5.06	2,499,853	33,868	5.44
Retail	3,426,864	44,733	5.27	3,703,234	52,340	5.71

Total loans	13,924,978	160,099	4.65	16,430,347	202,872	4.99
Investments and other	7,150,430	61,875	3.46	5,528,730	66,157	4.79

Total earning assets	21,075,408	221,974	4.24	21,959,077	269,029	4.94
Other assets, net	2,076,359			2,296,706

Total assets	$23,151,767			$24,255,783

Interest-bearing liabilities:
Savings deposits	$858,440	$250	0.12%	$857,111	$322	0.15%
Interest-bearing demand deposits	2,920,510	1,779	0.25	1,699,989	829	0.20
Money market deposits	6,242,934	8,221	0.53	4,945,174	11,566	0.95
Time deposits, excluding Brokered CDs	3,451,638	17,453	2.05	3,993,154	30,056	3.05

Total interest-bearing deposits, excluding Brokered CDs	13,473,522	27,703	0.83	11,495,428	42,773	1.51
Brokered CDs	660,361	1,042	0.64	864,185	3,826	1.80

Total interest-bearing deposits	14,133,883	28,745	0.82	12,359,613	46,599	1.53
Wholesale funding	2,837,001	17,973	2.55	6,098,266	26,608	1.76

Total interest-bearing liabilities	16,970,884	46,718	1.11	18,457,879	73,207	1.61
Noninterest-bearing demand deposits	3,010,041			2,686,363
Other liabilities	25,768			211,938
Stockholders’ equity	3,145,074			2,899,603

Total liabilities and stockholders’ equity	$23,151,767			$24,255,783

Net interest income and rate spread (1)		$175,256	3.13%		$195,822	3.33%

Net interest margin (1)			3.35%			3.59%
Taxable equivalent adjustment		$6,034			$6,544

Net Interest Income Analysis — Taxable Equivalent Basis
Associated Banc-Corp

	Three months ended March 31, 2010			Three months ended December 31, 2009
	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate
Earning assets:
Loans: (1) (2) (3)
Commercial	$8,478,259	$89,895	4.29%	$9,037,436	$100,124	4.40%
Residential mortgage	2,019,855	25,471	5.06	2,108,755	27,316	5.17
Retail	3,426,864	44,733	5.27	3,458,916	45,980	5.29

Total loans	13,924,978	160,099	4.65	14,605,107	173,420	4.72
Investments and other	7,150,430	61,875	3.46	5,894,118	62,978	4.27

Total earning assets	21,075,408	221,974	4.24	20,499,225	236,398	4.59
Other assets, net	2,076,359			2,274,351

Total assets	$23,151,767			$22,773,576

Interest-bearing liabilities:
Savings deposits	$858,440	$250	0.12%	$869,996	$344	0.16%
Interest-bearing demand deposits	2,920,510	1,779	0.25	2,605,242	1,630	0.25
Money market deposits	6,242,934	8,221	0.53	5,658,251	8,463	0.59
Time deposits, excluding Brokered CDs	3,451,638	17,453	2.05	3,671,087	20,215	2.18

Total interest-bearing deposits, excluding Brokered CDs	13,473,522	27,703	0.83	12,804,576	30,652	0.95
Brokered CDs	660,361	1,042	0.64	526,729	819	0.62

Total interest-bearing deposits	14,133,883	28,745	0.82	13,331,305	31,471	0.94
Wholesale funding	2,837,001	17,973	2.55	3,332,642	20,386	2.43

Total interest-bearing liabilities	16,970,884	46,718	1.11	16,663,947	51,857	1.24
Noninterest-bearing demand deposits	3,010,041			3,075,729
Other liabilities	25,768			135,768
Stockholders’ equity	3,145,074			2,898,132

Total liabilities and stockholders’ equity	$23,151,767			$22,773,576

Net interest income and rate spread (1)		$175,256	3.13%		$184,541	3.35%

Net interest margin (1)			3.35%			3.59%
Taxable equivalent adjustment		$6,034			$6,188

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes net loan fees.

Financial Summary and Comparison
Associated Banc-Corp
Period End Loan Composition

			Mar10 vs Dec09				Mar10 vs Mar09
	Mar 31, 2010	Dec 31, 2009	% Change	Sept 30, 2009	Jun 30, 2009	Mar 31, 2009	% Change
Commercial, financial & agricultural	$3,099,265	$3,450,632	(10.2%)	$3,613,457	$3,904,925	$4,160,274	(25.5%)
Commercial real estate	3,699,139	3,817,066	(3.1%)	3,902,340	3,737,749	3,575,301	3.5%
Real estate — construction	1,281,868	1,397,493	(8.3%)	1,611,857	1,963,919	2,228,090	(42.5%)
Lease financing	87,568	95,851	(8.6%)	102,130	110,262	116,100	(24.6%)

Total commercial	8,167,840	8,761,042	(6.8%)	9,229,784	9,716,855	10,079,765	(19.0%)
Home equity	2,468,587	2,546,167	(3.0%)	2,591,262	2,656,747	2,784,248	(11.3%)
Installment	759,025	873,568	(13.1%)	885,970	844,065	853,214	(11.0%)

Total retail	3,227,612	3,419,735	(5.6%)	3,477,232	3,500,812	3,637,462	(11.3%)
Residential mortgage	1,903,869	1,947,848	(2.3%)	2,058,581	2,092,440	2,200,725	(13.5%)

Total loans	$13,299,321	$14,128,625	(5.9%)	$14,765,597	$15,310,107	$15,917,952	(16.5%)

Period End Deposit Composition

			Mar10 vs Dec09				Mar10 vs Mar09
	Mar 31, 2010	Dec 31, 2009	% Change	Sept 30, 2009	Jun 30, 2009	Mar 31, 2009	% Change
Demand	$3,023,247	$3,274,973	(7.7%)	$2,984,486	$2,846,570	$2,818,088	7.3%
Savings	897,740	845,509	6.2%	871,539	898,527	895,310	0.3%
Interest-bearing demand	2,939,390	3,099,358	(5.2%)	2,395,429	2,242,800	1,796,724	63.6%
Money market	6,522,901	5,806,661	12.3%	5,724,418	5,410,498	5,410,095	20.6%
Brokered CDs	742,119	141,968	422.7%	653,090	930,582	922,491	(19.6%)
Other time deposits	3,371,390	3,560,144	(5.3%)	3,817,147	3,991,414	4,030,481	(16.4%)

Total deposits	$17,496,787	$16,728,613	4.6%	$16,446,109	$16,320,391	$15,873,189	10.2%

Network transaction deposits included above in interest-bearing demand and money market	$2,641,648	$1,926,539	37.1%	$1,767,271	$1,605,722	$1,759,656	50.1%
Customer repo sweeps (a)	$188,314	$195,858	(3.9%)	$242,575	$269,809	$333,706	(43.6%)

(a)	Included within short-term borrowings.